Exhibit 4.6




                                ROCKWELL COLLINS
                             RETIREMENT SAVINGS PLAN
                                       FOR
                                HOURLY EMPLOYEES




                             ARTICLE I: DEFINITIONS

1.005 A&D Transaction means the sale transaction, dated December 6, 1996 and described in a contract and certain other collateral documents, among Rockwell International Corporation, The Boeing Company and Boeing North American, Inc., pursuant to which Rockwell International divested its aerospace and defense businesses.

1.010 Accounts means a Participant's Pre-tax Account, After-tax Account, Rollover Account and Company Contribution Account.

1.020  Affiliated Company means Rockwell Collins, Inc. and:

(a) any corporation incorporated under the laws of one of the United States of America of which Rockwell Collins, Inc. owns, directly or indirectly, eighty percent (80%) or more of the combined voting power of all classes of stock or eighty percent (80%) or more of the total value of the shares of all classes of stock (all within the meaning of Code Section 1563);

(b) any partnership or other business entity organized under such laws, of which Rockwell Collins, Inc. owns, directly or indirectly, eighty percent (80%) or more of the voting power or eighty percent (80%) or more of the total value (all within the meaning of Code Section 414(c)); and

(c) any other company deemed to be an Affiliated Company by the Rockwell Collins Board of Directors.

1.030 After-tax Contribution Account means a Plan Account with respect to a Participant which is comprised of Basic and Supplemental After-tax Contributions, as adjusted for gains or losses related thereto.

1.040 After-tax Contribution Percentage Limit means the maximum contribution percentage in each Plan Year for Highly Compensated Group Participants and is that percentage amount which does not exceed the greater of:




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(a)  the Average After-tax Contribution Percentage for the Non-Highly
     Compensated Group, multiplied by one and twenty-five hundredths (1.25); or

(b)  the lesser of

     (1) an amount which does not exceed the Average After-tax Contribution Percentage for the Non-Highly Compensated Group by more than two (2) percentage points, or

     (2) the Average After-tax Contribution Percentage for the Non-Highly Compensated Group, multiplied by two (2).

If a Participant who is a member of the Highly Compensated Group is a participant in any other plan established or maintained by an Affiliated Company pursuant to which elective deferrals under a cash or deferred arrangement or matching contributions, both as defined in Code ss.401(m)(4), or employee contributions, are made, such other plan will be deemed to be a part of this Plan for the purpose of determining the After-tax Contribution Percentage Limit with respect to that Participant.

1.045 ArvinMeritor means ArvinMeritor, Inc., a Delaware corporation, and its affiliates, successor by merger to Meritor Automotive, Inc.

1.046 ArvinMeritor Stock Fund means the Special Stock Fund described in Section 8.020(b)(5).

1.047 Automotive Spin-off means the spin-off transaction, dated September 30, 1997, pursuant to which Rockwell International's automotive component businesses became a separate, stand-alone company, Meritor Automotive, Inc. (now known as "ArvinMeritor, Inc.") and Rockwell International distributed to its then current shareowners shares of the common stock of that new company.

1.050 Average After-tax Contribution Percentage means the average for a particular Plan Year of the percentages, calculated separately for the Highly Compensated Group and for the Non-Highly Compensated Group with respect to each Participant in each such Group, which are equal to the sum of A and B, divided by C, where

         A    =   the amount of the Participant's Basic After-tax Contributions in the Plan Year;

         B    =   the amount of the Company Matching Contributions made on
                  behalf of the Participant in the Plan Year; and

         C    =   the Participant's Compensation for the Plan Year.




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1.060  Average Pre-tax Contribution Percentage means the average for a particular Plan Year of the percentages, calculated separately for the Highly Compensated Group and for the Non-Highly Compensated Group with respect to each Participant in each such Group, which are equal to the amount of each Participant's Pre-tax Contributions in a Plan Year, divided by the Participant's Compensation for the Plan Year.

1.070 Base Compensation means the Participant's compensation, not in excess of One Hundred and Seventy Thousand Dollars ($170,000.00) or such larger sum as may be established pursuant to Code ss.401(a)(17), in any calendar year, including lump sum merit awards, any amount which would be paid to the Participant absent elections under Sections 2.020(a) and 2.030(a) or an election to make elective employee contributions pursuant to a qualified cash or deferred arrangement under a cafeteria plan meeting the requirements of Code ss.125. Base Compensation shall not include compensation for overtime, extended workweek compensation, night work or other premium pay, bonuses, any form of extra, contingent or supplementary compensation (including, but not limited to, lump sum payments for unused vacation), compensation on the salaried payroll or on the hourly payroll associated with membership in a collective bargaining unit with which retirement benefits are the subject of good faith bargaining.

1.080 Basic After-tax Contribution means an amount contributed by a Participant to the Plan through payroll deductions pursuant to the Participant's elections under Sections 2.020(b).

1.090 Basic Pre-tax Contribution means an amount contributed to the Plan on behalf of a Participant pursuant to the Participant's elections under Sections 2.020(a).

1.100 Beneficiary means the one or more persons or trusts entitled to a Participant's Plan Account balance, pursuant to the provisions of Article VII, if the Participant should die prior to payment to him of his entire Account Balance.

1.110 Board of Directors means the Board of Directors of Rockwell Collins; provided, however, that any action or determination under Sections 1.020, 1.140 and 1.230, as well as under Article XI, may be taken by any officer of the Company who is authorized to do so by the Board of Directors.

1.115 Boeing means The Boeing Company, a Delaware corporation, and its affiliates.

1.116 Boeing Stock Fund means the Special Stock Fund described in Section 8.020(b)(4).

1.120 Code means the Internal Revenue Code of 1986, as from time to time amended.

1.130 Collins Spin-off means the spin-off transaction, dated June 29, 2001, pursuant to which Rockwell International's Avionics and Communications component businesses became a separate, stand-alone company, Rockwell Collins, Inc., and Rockwell International distributed to its then current shareowners shares of the common stock of that new company.




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1.140  Company means Rockwell Collins, Inc., a Delaware corporation, and any
Affiliated Company to which the Board of Directors has extended this Plan.

1.150 Company Contribution Account means a Plan Account with respect to a Participant which is comprised of his Company Matching Contributions, as adjusted for gains or losses related thereto.

1.160 Company Matching Contributions means the contributions made to the Trust Fund by Rockwell Collins or an Affiliated Company pursuant to the provisions of
Section 2.060.

1.170 Compensation means the compensation of a Participant, as is defined in Code Section 414(s).

1.180  Conexant means Conexant Systems, Inc., a Delaware corporation.

1.190 Conexant Stock Fund means the Special Stock Fund described in Section 8.020(b)(3).

1.200 Divested Business Employee means an individual who is no longer an Employee of the Company, because he is a current or former employee of a component of the Company which was sold, spun off or otherwise divested by the Company after the Effective Date.

1.210  EB Committee means the Rockwell Collins Employee Benefit Plan Committee.

1.220  Effective Date means June 30, 2001.

1.230 Eligible Employee means any Employee employed on an hourly or weekly payroll of an Affiliated Company, or on the hourly or weekly payroll of a division, plant, office or location of an Affiliated Company, to which the benefits of the Plan have been extended by the Board of Directors. Eligible Employee does not include any director of the Company who is not an Employee, any Employee who is compensated by special fees or pursuant to a special contract or arrangement or any Employee who is covered by a collective bargaining agreement.

1.240  Eligible Retirement Plan means:

(a)  an individual retirement account described in Codess.408(a),

(b)  an individual retirement annuity described in Codess.408(b),

(c)  an annuity plan described in Code Section 403(a), or

(d) a qualified plan (which is a defined contribution plan) described in Code Section 401(a),




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which accepts an individual's eligible rollover distributions; provided, however, that in the case of an eligible rollover distribution to a Participant's surviving spouse, only an individual retirement account or individual retirement annuity described in (a) and (b) above will be deemed to be an Eligible Retirement Plan.

1.250 Employee means any person who is employed by the Company or by an Affiliated Company, including an Eligible Employee, and will, to the extent permitted by Code ss.406, be deemed to include any United States citizen regularly employed by a foreign subsidiary or affiliate of the Company.

1.260 Employment Commencement Date means the date on which a person first becomes an Employee of the Company or an Affiliated Company.

1.270 Employment Severance Date means:

(a)  the date on which an Employee quits, retires, is discharged or dies,

(b) in the case of an Employee who remains absent from work pursuant to a written Leave, the first anniversary of such Leave, except that an Employee who has a Leave which is in excess of one (1) year who thereafter returns to work with the Company for a period at least equal to the entire period of the Leave will not be considered as having an Employment Severance Date by reason of such absence. If an Employee enters the United States military service or public health service directly from employment with the Company, has not voluntarily reenlisted and returns to employment with the Company for a period of at least one (1) year immediately after his return to the Company, the Employee will not be deemed to have an Employment Severance Date by reason of such military service or public health service.

1.280 ERISA means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.290 Fund(s) means one or more of the Investment Funds (including the Rockwell Collins Stock Fund) or the Special Stock Funds.

1.300 Hardship means an immediate and heavy financial need of the Participant for which the amount required is not reasonably available to the Participant from other sources and which arises for one of the following reasons:

(a) the purchase (excluding mortgage payments) or construction of a principal residence for the Participant, or to prevent eviction from, or foreclosure on the mortgage on, the Participant's principal residence;

(b)  the incurring of obligations for

     (1) tuition, related educational fees and room and board expenses for post-secondary education for the Participant, his spouse or one or more of his children or other




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         dependents (as defined in Code Section 152) to be incurred during the twelve (12) month period immediately following the date of his request for distribution; or

     (2) expenses not covered by insurance which either have been previously incurred by the Participant for, or are necessary in order for the Participant to obtain, medical care (as described in Code Section 213(d)) for himself, his spouse or one or more of his dependents (as defined in Code ss.152);

     (c) any other reason which is permitted under Code Section
         401(k)(2)(B)(i)(IV).

1.310 Highly Compensated Group means those individuals who are "highly compensated employees" within the meaning of Code ss.414(q). The Plan Administrator may determine which Employees are highly compensated employees for purposes of this Section in any manner permitted by the said Code provision.

1.320 Investment Fund means one of the investment vehicles available to Participants, as such investment vehicles are described in Appendix B to this Plan.

1.330 Layoff means an involuntary severance of employment, other than a discharge for cause.

1.340 Leave means a leave of absence which has been granted or approved by the Company.

1.350 Maternity or Paternity Leave means any period of absence by reason of the pregnancy of the Participant, the birth of a child of the Participant, the placement of a child with the Participant in connection with the adoption of such child by the Participant, or the caring for such child for a period beginning immediately following such birth or placement; provided, however, that the Participant will have complied with the Company's request to furnish the Plan Administrator such timely information as may be reasonably required to establish that the absence is for such reason and the number of days for which there was such an absence.

1.360 Named Fiduciary means the EB Committee, the Plan Administrator, the Retirement Committee and the Trustee.

1.370 Non-Highly Compensated Group means Employees who are not in the Highly Compensated Group, as determined by the Plan Administrator.

1.380 Participant means a person who has elected to participate in the Plan in accordance with Article II; provided, however, that such term will include a person who no longer has an effective election under Article II only so long as he retains an Account under the Plan.

1.390 Participant Contributions means a Participant's Basic Pre-tax and Basic After-tax Contributions and his Supplemental Pre-tax and Supplemental After-tax Contributions, as well as, if applicable, his Transfer Contributions and Rollover Contributions.




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1.400 Plan means this Rockwell Collins Retirement Savings Plan for Hourly
Employees, as from time to time amended.

1.410 Plan Administrator means the person from time to time so designated by the EB Committee to carry out the administrative functions of this Plan.

1.420 Plan Year means the period commencing on the Effective Date of the Plan and ending on December 31, 2001 and each full calendar year thereafter.

1.430 Pre-tax Contribution Account means a Plan Account with respect to a Participant which is comprised of Basic and Supplemental Pre-tax Contributions, as adjusted for gains or losses related thereto.

1.440 Pre-tax Contribution Percentage Limit means the maximum contribution percentage in each Plan Year for Highly Compensated Group Participants and, for any Plan Year, may be equal to either (a) or (b) below:

(a) the Average Pre-tax Contribution Percentage for the Non-Highly Compensated Group, multiplied by one and twenty-five hundredths (1.25); or

(b)  the lesser of

     (1) an amount which does not exceed the Average Pre-tax Contribution Percentage for the Non-Highly Compensated Group by more than two (2) percentage points, or

     (2) the Average Pre-tax Contribution Percentage for the Non-Highly Compensated Group, multiplied by two (2).

If a Participant who is a member of the Highly Compensated Group is a participant in any other plan established or maintained by an Affiliated Company pursuant to which elective deferrals under a cash or deferred arrangement or matching contributions, both as defined in Code Section 401(m)(4), or employee contributions, are made, such other plan will be deemed to be a part of this Plan for the purpose of determining the Pre-tax Contribution Percentage Limit with respect to that Participant.

1.450 Reemployment Date means the date on which a person first becomes an Employee of the Company following an Employment Severance Date.

1.460 Retirement Committee means the committee, namely the Company's Central Retirement Committee, established by the Plan Administrator to carry out the responsibilities set forth in Article X.

1.470 Rockwell Collins means Rockwell Collins, Inc. a Delaware corporation, including any Affiliated Company.




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1.480  Rockwell Collins Stock Fund means the Fund described in Section
8.020(b)(1), which was established by the Trustee to receive and hold Company Matching Contributions made in the form of Rockwell Collins common stock, as well as to purchase and hold such Rockwell Collins common stock as an Investment Fund which is described in Appendix B.

1.490 Rockwell International means Rockwell International Corporation, a Delaware corporation, and any successors thereof.

1.500 Rockwell International Stock Fund means the Special Stock Fund described in Section 8.020(b)(2).

1.510 Rockwell Predecessor Plan means the Rockwell International Corporation Non-Represented Hourly Retirement Savings Plan.

1.520 Rollover Account means a Plan Account described in Section 2.050(c) which has its purpose the holding of amounts which are received by the Plan on a Participant's behalf as a Rollover Contribution or a Transfer Contribution.

1.530 Rollover Contributions mean the amounts described in Section 2.050 which are transferred to a Participant's Rollover Account pursuant to the terms of subsection (b) of that Section.

1.540 Semiconductor Spin-off means the spin-off transaction, dated December 31, 1998, pursuant to which Rockwell International's semiconductor business became a separate, stand-alone company, Conexant Systems, Inc., and Rockwell International distributed to its then current shareowners shares of the common stock of that new company.

1.550 Special Stock Fund(s) means, together or individually, the Boeing Stock Fund, the ArvinMeritor Stock Fund, the Conexant Stock Fund and the Rockwell International Stock Fund.

1.560 Supplemental After-tax Contribution means the amount contributed by a Participant to the Plan through payroll deductions pursuant to Section 2.030(b).

1.570 Supplemental Pre-tax Contributions means the amounts contributed to the Plan on behalf of a Participant pursuant to the Participant's election under
Section 2.030(a).

1.580 Tender Offer means any tender offer for, or request or invitation for tenders of, common stock subject to Section 14(d)(1) of the Securities Exchange Act of 1934, as amended, or any regulation thereunder, except for any such tender offer or request or invitation for tenders made by the Company, Rockwell International, Boeing, ArvinMeritor or Conexant.

1.590 Transfer Contributions mean the amounts which are transferred to a Participant's Account pursuant to the terms of Section 2.050(a) and (b) of this Plan.




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1.600  Trust Agreement means the trust agreement entered into pursuant to
Article IX of this Plan.

1.610 Trust Fund means the fund, including the earnings thereon, held by the Trustee for all contributions made under this Plan by Participants and the Company.

1.620 Trustee means the trustee or trustees of the trust described in Article IX of this Plan.

1.630  Valuation Date means any New York Stock Exchange trading day.

1.640 Vesting Service means the period commencing with an Employee's Employment Commencement Date and ending with his Employment Severance Date and the period from an Employee's Reemployment Date to his subsequent Employment Severance Date. In addition, Vesting Service includes the period of time between an Employee's Employment Severance Date and his Reemployment Date, if that period does not exceed twelve (12) months, except that if an Employee is absent because of a Layoff or Leave and then resigns, is discharged or retires, the period of time during which the Employee may return and receive Vesting Service begins on the date of his resignation, discharge or retirement and ends one (1) year from the first day of such Layoff or Leave. If a Participant was employed by Rockwell International immediately prior to consummation of the Collins Spin-off and, as a result of the said Collins Spin-off, became an Employee of the Company as of the distribution date for the Spin-off, the Participant's service with Rockwell International will be considered in determining the amount of the Participant's Vesting Service hereunder.



                   ARTICLE II: PARTICIPATION AND CONTRIBUTIONS

2.010 Participation. An Eligible Employee will be permitted to elect to become a Participant in the Plan as soon as is practicable following his commencement of service with the Company. To the extent administratively feasible, an Eligible Employee's election to contribute to the Plan will become effective on the first payroll payment date following his commencement of service as an Eligible Employee and will remain in effect, unless he elects otherwise, so long as he continues to be an Eligible Employee.

2.020 Basic Contributions -- General. A Participant may take either or both of the actions described in subsections (a) and (b) below:

(a) elect to defer receipt of an amount equal to 1% through 8% of his regular Base Compensation (such deferral to be elected in whole percentages) and to instead have that amount paid to the Plan as a Basic Pre-tax Contribution to his Pre-tax Contribution Account;

(b) authorize having deducted from his regular Base Compensation 1% through 8% (such deduction to be authorized in whole percentages) and then have the amount of such deduction




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     (as adjusted for all applicable taxes due on that amount) paid to the Plan as a Basic After-tax Contribution to his After-tax Contribution Account;

provided, however, that the percentages elected to be deferred or deducted and then made as Basic Pre-tax and Basic After-tax Contributions will together not exceed 8% of the Participant's Base Compensation.

2.030 Supplemental Contributions -- General. A Participant who has made the elections and/or authorizations described in Section 2.020 will also be permitted to take either or both of the actions described in subsections (a) and
(b) below:

(a)(1) if he is a non-Highly Compensated Employee, elect to defer receipt of an amount equal to 9% through 16% of his regular Base Compensation (such deferral to be elected in whole percentages), and to instead have that amount paid to the Plan as a Supplemental Pre-tax Contribution to his Pre-tax Contribution Account;

   (2) if he is a Highly Compensated Employee, elect to defer receipt of an amount equal to 9% through 12% of his regular Base Compensation (such deferral to be elected in whole percentages), and to instead have that amount paid to the Plan as a Supplemental Pre-tax Contribution to his Pre-tax Contribution Account;

(b) authorize having deducted from his regular Base Compensation 9% through 16% (such deduction to be authorized in whole percentages) and then have the amount of such deduction (as adjusted for all applicable taxes due on that amount) paid to the Plan as a Supplemental After-tax Contribution to his After-tax Contribution Account;

provided, however, that the percentages elected to be deferred or deducted and then made as Supplemental Pre-tax and Supplemental After-tax Contributions will together not exceed 8% of the Participant's Base Compensation.

2.040 Changes Between Pre-tax and After-tax Contributions. A Participant will be permitted to elect to increase or decrease at any time (and as often as he wishes) the rate of his Pre-tax and After-tax Contributions. Any such increase or decrease of the rate of the Participant's Pre-tax and After-tax Contributions will be effective as soon as is reasonably possible after receipt by the Plan Administrator of the Participant's election.

2.050 Transfer and Rollover Contributions. Transfers and rollovers to this Plan of a Participant's interest in another individual account plan will be permitted as set forth below:

(a) A Participant who is presently an Eligible Employee but who formerly though an Employee was not an Eligible Employee will have his account balances in any other individual account plan of the Company or an Affiliated Company automatically transferred to this Plan. Such transferred account balances (which may be in cash, common stock, participant loans or any combination thereof) will constitute Transfer Contributions.




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(b)  The Company or the EB Committee may agree from time to time with another company or with the named fiduciary of a defined contribution plan sponsored by such company for the other company or named fiduciary to cause the account balances of individuals who were participants in such defined contribution plan to be transferred to this Plan in conjunction with the Company's acquisition of a part of all of such other company (the Collins Spin-off being specifically included as such a transaction), such transfer to be consistent with and subject to the terms of any such agreement between the Company or the EB Committee and such the other company or named fiduciary.

(c) A Participant who is an Eligible Employee may elect (by providing the Plan Administrator with notice thereof) to have the entire amount credited to his account in a qualified individual account plan of a former employer transferred from such plan to this Plan as a Rollover Contribution, subject to the following:

     (1) Such Rollover Contributions are eligible for receipt hereunder only if they are in the form of cash and are derived entirely from employee contributions which were contributed pursuant to a qualified cash or deferred arrangement under Code ss.401(k) or from employer contributions to which the Participant had a vested interest and which were based upon the amount of contributions to such a qualified cash or deferred arrangement.

     (2) No portion of such Rollover Contributions may be derived from a transfer from a qualified plan which at any time had permitted benefit payments in the form of a life annuity.

Any portion of a Participant's Rollover Account which is attributable to a Transfer Contribution under subsections (a) or (b), or to a Rollover Contribution under subsection (c), will be deemed to be Participant Contributions hereunder and subject to the investment transfer provisions of
Section 4.020, except that any portion of such a Rollover Account which consists of Transfer Contributions under subsection (a) of Rockwell Collins common stock which were attributable to employer matching contributions made under another individual account plan of the Company or an Affiliated Company will be held in the Rockwell Collins Stock Fund and will be subject to the same limitations and provisions of Section 4.040 as govern transfers of interests attributable to Company Matching contributions out of the said Rockwell Collins Stock Fund.

2.060 Matching Contribution Formula - General. The Company will contribute to the Plan on behalf of each Participant out of its current or accumulated profits Company Matching Contributions equal to fifty percent (50%) of the Participant's Basic Pre-tax Contributions and Basic After-tax Contributions made pursuant to
Section 2.020. Such Company Matching Contributions will be made in the form and subject to the limitations set forth in Section 2.070.

2.070  Rules Concerning Matching Contributions.




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(a)  Company Matching Contributions will not be made by the Company on behalf of a Participant until the Participant has completed six (6) months of employment with the Company or an Affiliated Company.

(b) No Company Matching Contributions will be made with respect to a Participant's Supplemental Pre-tax Contributions and Supplemental After-tax Contributions, or with respect to any Rollover Contributions or Transfer Contributions made by the Participant.

(c) Company Matching Contributions will be made in the form of Rockwell Collins common stock, but may be made, in the discretion of the Board of Directors, in cash or in any combination of cash and Rockwell Collins common stock. Rockwell Collins common stock which is contributed will be valued at the New York Stock Exchange closing price on the Valuation Date immediately preceding the date on which the contribution is made.

(d) Company Matching Contributions, whether they are made in the form of Rockwell Collins common stock or cash, will be directed to Rockwell Collins Stock Fund when they are contributed and, unless distributed to the Participant pursuant to Section 6.020 or transferred to an Investment Fund pursuant to Section 4.040, will remain in the Rockwell Collins Stock Fund, along with any dividends or other earnings on such common stock or cash.



                      ARTICLE III: CONTRIBUTION LIMITATIONS

3.010  Limitations on Employee Pre-tax Contributions.

(a)  The aggregate amount in any calendar year of all of a Participant's:

     (1) Basic and Supplemental Pre-tax Contributions to this Plan;

     (2) elective deferrals under any other cash or deferred arrangement (as defined in Code Section 402(g)); and

     (3) elective employer contributions to any simplified employee pension (as defined in and pursuant to, respectively, Code Sections 408(k)(1) and
         (6))

may not exceed Ten Thousand Five Hundred Dollars ($10,500.00), or such larger sum as may be in effect under Code ss.402(g)(5).

(b) Prior to the beginning of, and periodically during, each Plan Year, the Plan Administrator will cause a test to be conducted of Pre-tax Contribution elections under Sections 2.020(a) and 2.030(a), in order to determine whether the Average Pre-tax Contribution Percentage for the Highly Compensated Group exceeds the Pre-tax Contribution Percentage Limit. If it is determined that the Pre-tax Contributions made for any Plan Year by the Highly Compensated Group would (if not reduced) cause the Average Pre-tax Contribution Percentage




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     of that Group to exceed the Pre-tax Contribution Percentage Limit, the Plan
     Administrator will first reduce any Supplemental Pre-tax Contributions and then the Basic Pre-tax Contributions elected by Participants in the Highly Compensated Group, so that the Pre-tax Contribution Percentage Limit will not be exceeded for the Plan Year:

     (1) Such reduction will be effective as of the first payroll date in the month following such determination and will be made by first reducing the Pre-tax Contribution Accounts of Highly Compensated Group Participants who have the greatest dollar amount of Pre-tax Contributions (but not below the Highly Compensated Group Participants with the next highest dollar amount of Pre-tax Contributions), and then, if necessary, reducing the Pre-tax Contributions of the Highly Compensated Group Participants with the next highest dollar amount of Pre-tax Contributions (including the Pre-tax Contributions of the Highly Compensated Group Participants whose Pre-tax Contributions have already been reduced by the Plan Administrator), and continuing in descending order until the Average Pre-tax Contribution Percentage for the Highly Compensated Group satisfies the Pre-tax Contribution Limit.

     (2) Such excess Pre-tax Contributions will be distributed (along with the earnings attributable to such excess Pre-tax Contributions) to the affected Participants who are Highly Compensated Group Participants as soon as practicable after the end of such Plan Year and in all events prior the end of the next following Plan Year.

(c) Reductions in Basic or Supplemental Pre-tax Contributions pursuant to subsection (b) of this Section will continue for the remainder of the Plan Year, unless the Plan Administrator determines that changed circumstances permit a revision of such Pre-tax Contributions, in which case the Plan Administrator will determine the amount by which such Pre-tax Contributions may be revised for the balance of the Plan Year.

(d) To the extent permitted under Section 3.020, the amount representing the additional amount of Base Compensation which would have been contributed as Supplemental Pre-tax or Basic Pre-tax Contributions on behalf of the Participant will be contributed by the Participant to the Plan, as appropriate, as Supplemental After-tax or Basic After-tax Contributions. In addition, to the extent permitted by regulation, the Plan Administrator may during or following a Plan




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


     Year cause Supplemental or Basic Pre-tax Contributions made on behalf of Highly Compensated Participants to be recharacterized (on a uniform and non-discriminatory basis) as Supplemental or Basic After-tax Contributions to the extent necessary to prevent the Average Pre-tax Contribution Percentage for that Plan Year for those Participants from exceeding the Pre-tax Contribution Percentage Limit.

3.020  Limitations on After-tax Contributions and Matching Contributions.

(a) Prior to the beginning of, and periodically during, each Plan Year, the Plan Administrator will cause a test to be conducted of After-tax Contribution elections under Sections 2.020(a) and 2.030(a), in order to determine whether the Average After-tax Contribution Percentage for the Highly Compensated Group exceeds the After-tax Contribution Percentage Limit. If it is determined that the After-tax Contributions made for any Plan Year by the Highly Compensated Group would (if not reduced) cause the Average After-tax Contribution Percentage of that Group to exceed the After-tax Contribution Percentage Limit, the Plan Administrator will first reduce any Supplemental After-tax Contributions and then the Basic After-tax Contributions elected by Participants in the Highly Compensated Group, so that the After-tax Contribution Percentage Limit will not be exceeded for the Plan Year:

     (1) Such reduction will be effective as of the first payroll date in the month following such determination and will be made by first reducing the After-tax Contribution Accounts of Highly Compensated Group Participants who have the greatest dollar amount of After-tax Contributions (but not below the Highly Compensated Group Participants with the next highest dollar amount of After-tax Contributions), and then, if necessary, reducing the After-tax Contributions of the Highly Compensated Group Participants with the next highest dollar amount of After-tax Contributions (including the After-tax Contributions of the Highly Compensated Group Participants whose After-tax Contributions have already been reduced by the Plan Administrator), and continuing in descending order until the Average After-tax Contribution Percentage for the Highly Compensated Group satisfies the After-tax Contribution Limit.

     (2) Such excess After-tax Contributions will be distributed (along with the earnings attributable to such excess After-tax Contributions) to the affected Participants who are Highly Compensated Group Participants as soon as practicable after the end of such Plan Year and in all events prior the end of the next following Plan Year.

(b) Reductions in Basic or Supplemental After-tax Contributions pursuant to subsection (b) of this Section will continue for the remainder of the Plan Year, unless the Plan Administrator determines that changed circumstances permit a revision of such Contributions, in which case the Plan Administrator will determine the amount by which such Contributions may be revised for the balance of the Plan Year.

(c) If it is determined as a result of tests of contribution elections pursuant to subsection (a) that there will be `excess aggregate contributions' (as defined in and determined pursuant to Code Section 401(m)(6)) in any Plan Year, such excess aggregate contributions and all income allocable thereto will be distributed, or, if forfeitable, forfeited, in the manner and within the time required by the said Section 401(m)(6).



                          ARTICLE IV: PLAN INVESTMENTS

4.010 Investment Elections. In addition to the elections and authorizations set forth in Article II, a Participant will be permitted to elect in which Investment Funds his Participant Contributions will be invested. The Investment Funds into which the said Contributions may be invested are those identified and described in Appendix B to this Plan, as that Appendix is from time to time constituted.

(a) Such investments will be elected by the Participant among the Investment Funds in one percent (1%) increments, with the total of the elected percentage increments equaling one hundred percent (100%); provided, however, that the Participant will not be permitted to have any of the said Contributions invested in the Special Stock Funds.

(b) The Participant will be permitted to change, on a daily basis, any previous Investment Fund election or elections he has made with regard to his Contributions pursuant to subsection (a), but he will not be permitted to elect to have investment of his Contributions changed to the Special Stock Funds.

(c) The elections and changes to such elections which a Participant makes pursuant to this Section will be made by means of any method (including any available telephonic or electronic method which is acceptable to the Plan Administrator at the time the election or change is made by the Participant), and may be made at any time and will be effective as of the New York Stock Exchange closing immediately following the making of that election or change; provided, however, if it is determined by the Plan Administrator or his delegate that an investment election made by a Participant is invalid or defective, the Participant's election will, until duly corrected by him, be deemed to have been made in favor of the Managed Income Portfolio Fund.

4.020 Transfers from Investment Funds. A Participant will be permitted to have the whole or a portion of the value of his interest in any of the Plan's Investment Funds (including the Rockwell Collins Stock Fund) which is attributable to his own Participant Contributions transferred out of such Fund and into any one or more of the other Investment Funds.

4.030 Transfers from Special Stock Funds. A Participant will be permitted to have the whole or a portion of the value of his interest in any of the Plan's Special Stock Funds transferred out of such Funds pursuant to the rules and limitations set forth below:

(a) A Participant who is an Employee of the Company or who is a former Employee who is not a Divested Business Employee may elect to have some or all of his interest in any Special Stock Fund which is attributable to his own Participant Contributions transferred to any Investment Fund, including the Rockwell Collins Stock Fund.

(b) A Participant who is a former Employee who is a Divested Business Employee may elect to have some or all of his interest in any Special Stock Fund, whether such interest is attributable to his own Participant Contributions or to Company Matching Contributions, transferred to any Investment Fund, other than the Rockwell Collins Stock Fund.

4.040 Termination of Boeing and ArvinMeritor Stock Funds. Notwithstanding any other provision of this Plan to the contrary, the Boeing Stock Fund and the ArvinMeritor Stock Fund will be terminated as of the close of business on December 31, 2002. If there should be any of a Participant's interest still remaining in either or both of those Stock Funds as of the close of business on the said date, such interest will automatically be transferred out of such Stock Fund and into the Managed Income Portfolio Fund described in Appendix B or, if the said Managed Income Portfolio Fund is no longer a part of this Plan at that time, into the Investment Fund in existence at that time which most resembles the Managed Income Portfolio Fund in objective and underlying assets.

4.050  Transfers from the Rockwell Collins Stock Fund.

(a) A Participant will be permitted, in the case of any interest he may have in the Rockwell Collins Stock Fund which is attributable either to his own Participant Contributions to this Plan or to his employee contributions to a transferor defined contribution plan described in Section 2.050(b), to have the whole or a portion of the value of such interest transferred out of the said Stock Fund and into any one or more of this Plan's other Investment Funds.

(b) A Participant will be permitted, in the case of any interest he may have in the Rockwell Collins Stock Fund which is attributable to Company Matching Contributions to this Plan or to employer matching contributions to a transferor defined contribution plan described in Section 2.050(b), to have the whole or a portion of the value such interest transferred out of the said Stock Fund and into one or more of this Plan's other Investment Funds, but subject to the following:

     (1) Any Participant who has reached age fifty-five (55) and has five (5) years of Vesting Service will be permitted to elect, in whole percentages, to have one percent (1%) through a maximum of one hundred percent (100%) of the value of his interest in the Rockwell Collins Stock Fund transferred out of the said Stock Fund and into one or more of the Investment Funds. Except as is set forth in subsection (b), subsequent Company Matching Contributions made on the Participant's behalf must continue to be directed into the Rockwell Collins Stock Fund.

     (2) Any Participant who:

         (A) retired from the Company, or

         (B) is still an Employee of the Company and has reached age sixty-five
         (65)

         will be permitted to elect at any time to have the total value or a portion of the total value of his interest in the Rockwell Collins Stock Fund transferred out of the said Stock Fund and into any one or more of the Investment Funds. If a Participant who is still an Employee has made the election described in this Section, he may elect that all subsequent Company Matching Contributions made on his behalf continue to be directed into the Rockwell Collins Stock Fund or that they be invested in the same manner as his Participant Contributions.

The transfers described in this Section will be effectuated as of the New York Stock Exchange closing immediately following a Participant's election pursuant to the terms of such subsection.

4.060 General Transfer Rules and Limitations. The Fund transfers described in the preceding Sections will be subject to the following limitations:

(a) Any such transfer will be effected in dollar amounts or in increments of 1% of the value of the Participant's interest in a transferring Fund, but in no event will any such transfer be in an amount less than Two Hundred and Fifty Dollars ($250.00), except that if the balance of a Participant's interest in a Fund is less than Two Hundred and Fifty Dollars ($250.00), the Participant may elect to have the entire balance of his interest in the Fund transferred.

(b) Transfer elections may be made at any time, but each such election by a Participant will be effective and be thereafter irrevocable as of the New York Stock Exchange closing immediately following the Participant's election. The elections may be made by means of any method (including any available telephonic or electronic method) which is acceptable to the Plan Administrator; provided, however, that, if it is determined by the Plan Administrator or his delegate that an investment election made by a Participant is invalid or defective, the Participant's election will, until duly corrected by him, be deemed to have not been made.

(c) At no time may any Plan assets be transferred to any of the Special Stock Funds.

4.070 Participant's Accounts. Separate Participant Contribution, Rollover (if applicable) and Company Contribution Accounts will be established and maintained by the Trustee to represent all amounts, adjusted for gains or losses thereon, which have been contributed by or on behalf of a Participant as Participant Contributions, Rollover Contributions, Transfer Contributions and Company Matching Contributions. Such separate Accounts must contain sufficient information to permit a determination of the dollar balance of the Participant's Accounts at any time and to permit, with respect to the Rockwell Collins Stock Fund and the Special Stock Funds, a determination of the number of equivalent shares of common stock held on the Participant's behalf in those Stock Funds. Each Contribution on behalf of a Participant to the Rockwell Collins Stock Fund or an Investment Fund, and each payment made to a Participant from the

Rockwell Collins Stock Fund, an Investment Fund or a Special Stock Fund will result in a credit or charge to the Account representing the Participant's interest in such Fund. In addition, dividend proceeds on Rockwell Collins common stock held in the Rockwell Collins Stock Fund will be used for the purchase, when possible, of additional shares of Rockwell Collins common stock for that Stock Fund and, therefore, will result in appropriate adjustments to the balances in the said Stock Fund and to the value of the Participant's interest in that Fund.

4.080 Valuation and Participant Statements. As of each Valuation Date, an amount equal to the fair market value of the Funds (other than dividends received which are attributable to whole shares of Rockwell Collins common stock which were or are to be transferred to Participant Accounts subsequent to the record date for such dividend) will be determined by the Trustee in such manner and on such basis as it may deem appropriate. At least annually, but more frequently, if the Plan Administrator should so determine, the Trustee will forward by mail to each Participant a statement, in such form as the Plan Administrator deems appropriate, setting forth pertinent information relative to each Participant's Accounts. Such statement will, for all purposes, be deemed to have been accepted as correct, unless the Plan Administrator (or the Trustee, as the case may be) is notified to the contrary by mail within sixty (60) days of the date on which it was mailed to the Participant.



                  ARTICLE V: VESTING AND ACCOUNT DISTRIBUTIONS

5.010  Vesting.

(a) Every Participant will at all times have a One Hundred Percent (100%) vested and nonforfeitable interest in his After-tax Contribution Account, Pre-tax Contribution Account and, if applicable, Rollover Account.

(b) A Participant who attains age sixty-five (65) after the Effective Date while still an Employee will thereafter have a One Hundred Percent (100%) vested and nonforfeitable interest in his Company Contribution Account. A Participant who has not yet attained age sixty-five (65), but has at least three (3) years of Vesting Service after the Effective Date will have a One Hundred Percent (100%) vested and nonforfeitable interest in his Company Contribution Account.

(c) Subject to subsection (b) above, a Participant who terminates employment at any time after the Effective Date and prior to completing three (3) years of Vesting Service will forfeit the portion of his Company Contribution Account which is not vested on his Employment Severance Date:

     (1) on his Employment Severance Date, if he receives a distribution of all of his vested Account balances at that time, but the Participant may have the said forfeiture restored, if he is reemployed by the Company or an Affiliated Company and repays the previously distributed amount within five (5) years of his Employment Severance Date, or

     (2) on the fifth anniversary of his Employment Severance Date, even though he does not receive a distribution as a result of his termination of employment and even though he is reemployed by the Company or an Affiliated Company, if his Reemployment Date is not within five (5) years of his Employment Severance Date;

     provided, however, that a Participant's Vesting Service with respect to Company Matching Contributions made after his Reemployment Date will include his Vesting Service prior to his Employment Severance Date, if his Reemployment Date is less than five (5) years after his prior Employment Severance Date.

(d) Notwithstanding any other provision in this Section to the contrary, if the vesting provisions in subsection (b) of this Section should be amended in the future, a Participant who has completed three (3) years of Vesting Service at that time may elect to have his vested percentage in his Company Contribution Account determined under the vesting provisions of subsection
     (b) as they were set forth prior to the said amendment.

(e) Any Participant who is a Divested Business Employee will have a One Hundred Percent (100%) vested and nonforfeitable interest in his Company Contribution Account resulting from Company Matching Contributions made to that Account prior to the transaction which resulted in him becoming a Divested Business Employee.

5.020 Retirement, Death, Layoff, Etc. Subject to the provisions of Section 5.070, as soon as practicable after the occurrence of a Participant's

(a)  Retirement,

(b)  death,

(c)  Layoff,

(d)  disability of at least six (6) months duration, or

(e)  termination of employment,

but not later than sixty (60) days after the end of the Plan Year in which the event occurs, a Participant or his Beneficiary (in the case of the Participant's death) will receive the entire balance of his Plan Account. In the case, however, of Retirement, a Participant who would otherwise receive a distribution pursuant to the preceding sentence may instead elect at any time prior to the effective date of his Retirement to have such balance remain in the Plan without any further contributions and may elect to defer the Retirement distribution to a later date, which date must not be later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2). Distributions to such Participants will be made pursuant to the terms of this Section and Section 5.050.

5.030 Distributions to Participants Who Are Divested Business Employees. A Participant who is a Divested Business Employee will be permitted to elect to have his Plan Account balance distributed to him following the completion of the transaction which results in his becoming such a Divested Business Employee. Distributions under this Section will be made to the Participant as soon as practicable following his providing the Plan Administrator or his delegate with an election therefor, but must consist of the entire balance of the Participant's Plan Account and must be paid in a lump sum in whatever form is elected by the Participant pursuant to Section 5.040.

5.040 Form of Distributions - Stock or Cash. Distributions made under this Article will be made to Participants and, when applicable, their Beneficiaries in the form of cash or common stock, or in a combination of cash and common stocks, pursuant to subsections (a) and (b):

(a) With respect to Investment Funds other than the Rockwell Collins Stock Fund, a Participant will receive the entire balance of his Accounts in such Funds in cash. Such balance will be determined in the manner set forth in
     Section 5.070, by reference to the value of the Participant's interest:

     (1) on the date of such Participant's Retirement, layoff or termination of employment or,

     (2) in the case of the Participant's death or disability and in the case of Divested Business Employee's election to receive such distribution, on the date all documentation necessary to effect distribution has been received by the Plan Administrator or his delegate.

(b) With respect to the Rockwell Collins Stock Fund and the Special Stock Funds, the Participant will be permitted, if he should so elect, to receive the entire balance of his Accounts in such Funds in the manner described in the preceding subsection or in shares, as applicable, of Rockwell Collins, Rockwell International, Boeing, ArvinMeritor or Conexant common stock equal in number to the maximum number of whole shares of common stock which could be purchased for the closing price of that common stock on that date (as such price is documented on the New York Stock Exchange -- Composite Transactions listing) or, in the event such date falls on a day on which for any reason there are no trades of such stock reflected on such listing, the next trading day subsequent to that date. In addition, the Participant will be paid in cash for the value of any partial shares of the said common stock and the amount of any cash dividends received since that date which are attributable to the number of whole shares of common stock distributed to him.

5.050 Payment Method for Distributions to Retiring Participants. Any Participant who is eligible for and wishes to receive a distribution under
Section 5.020 on account of his Retirement will make an election concerning the form of distribution and will provide such election to the Plan Administrator or the Plan Administrator's delegate prior to Retirement. The form of distributions such a Participant may elect will be in the form of either:

(a)  a lump sum payment, or

(b) if the value of the Participant's Accounts at the time of the distributions is at least Ten Thousand Dollars ($10,000.00), ten (10) or fewer annual installment payments, such installment payments to be equal to the value of the Participant's Accounts as of the Valuation Date immediately preceding distribution, divided by the number of installments remaining at the time of each payment. The initial installment payment will be made as soon as is practicable after the effective date of the Participant's election, with subsequent payments during the elected installment payment period to be made as of the annual anniversary date of the initial installment payment.

If a Participant who had previously Retired and commenced receipt of installment payments pursuant to subsection (b) returns to employment with the Company or an Affiliated Company, such installment payments will be suspended until the Participant's subsequent retirement, at which time he would be permitted again to make the election described therein. In the event that no election concerning the form of distribution has been made by a Retired Participant by the end of the calendar year in which he has attained age seventy and one-half (70 1/2), the distribution will be made in a lump sum.

5.060 Termination of Employment for Other Reasons. Subject to Section 5.070, distributions from this Plan to Participants for reasons other than the Participant's Retirement or, in the case of a Participant's death, distributions to the Participant's Beneficiary, will in all cases be made in lump sum and will be paid as soon as is practicable. If the Participant is reemployed as an Employee, the Participant will not have any further right to receive a distribution of benefits as a result of his prior termination of employment.

5.070 Participant's Consent to Distribution of Benefits. Notwithstanding any other provisions of the Plan to the contrary, if the aggregate value of the Accounts of a Participant who is no longer an Employee is in excess of Five Thousand Dollars ($5,000.00) and the Participant has not attained age seventy and one-half (70 1/2) at the time distribution of benefits under the Plan would otherwise be made, no distribution of benefits under the Plan will be made, unless the Plan Administrator or his delegate will first have obtained the Participant's consent thereto. In the event such consent is not so obtained, the Participant's Accounts will be retained by the Plan and will be maintained and valued in accordance with Article IV. Distribution of the Participant's Accounts pursuant to this Section will be made following the date on which the Participant's consent to such distribution is obtained or, if earlier, the date on which the Participant attains age seventy and one-half (70 1/2) or dies, in the same manner as if the Participant had terminated employment on such date.

5.080 Transfer of Distribution Directly to Eligible Retirement Plan. If a Participant, a Participant's spouse entitled to distribution as his Beneficiary pursuant to Article VIII or a former spouse entitled to distribution pursuant to
Section 9.120(b) should so request in writing, the Plan Administrator will cause all or a portion of the amounts (including shares of Rockwell Collins, Rockwell International, Boeing, ArvinMeritor or Conexant common stock) with respect to which the Participant would be taxed under Code Section 402 to be transferred from the Trustee directly to the custodian of an Eligible Retirement Plan specified by the Participant. Such request will be made, in the case of a Participant, at the time his consent to such distribution is given to the Plan Administrator pursuant to Section 5.070, or at such later date as the Plan Administrator permits, or, in the case of the Participant's spouse or former spouse, at such time as the Plan Administrator determines. Prior to effecting such a transfer the Plan Administrator may require evidence reasonably satisfactory to him that the entity to which such transfer is to be made is in fact an Eligible Retirement Plan and that such Eligible Retirement Plan may receive the distribution in the forms required under this Article.



                        ARTICLE VI: WITHDRAWALS AND LOANS

6.010  Withdrawals from Accounts by Participants under Age 59 1/2.

(a) A Participant who has not yet attained age fifty-nine and one-half (59 1/2) may elect while still employed to withdraw certain amounts from his Accounts. As soon as is practicable after the Plan Administrator's receipt of such an election, there will be paid or transferred to such Participant cash and, if applicable, common stock from his Accounts in the following order:

     (1) first, from that portion of his Rollover Account which consists of any after-tax contributions which may have been made by the Participant to a predecessor plan prior to January 1, 1987 and which may have been transferred by him to this Plan as Transfer Contributions described in
         Section 2.050(c);

     (2) second, from that portion of his After-tax Contribution Account which is attributable to his Supplemental After-tax Contributions;

     (3) third, from that portion of his After-tax Contribution Account which is attributable to Basic After-tax Contributions;

     (4) fourth, from any portion of his Rollover Account other than the portion described in paragraph (1) and the earnings attributable to such portion;

     (5) fifth, from that portion of his Company Contribution Account, if vested, which is attributable to his Basic After-tax Contributions;

     (6) sixth, from that portion of his Pre-tax Contribution Account which is attributable to his Supplemental Pre-tax Contributions; and

     (7) seventh, from that portion of his Pre-tax Contribution Account which is attributable to his Basic Pre-tax Contributions.

(b) Withdrawals pursuant to this subsection may only be made by a Participant once every six (6) months; provided, however, that this limitation may be waived by the Plan

     Administrator for the six-month period immediately following any due declaration by the President of the United States under applicable federal law that a particular occurrence or situation constitutes a national disaster condition, if the withdrawal is requested for a reason associated with financial need of the Participant resulting from the effects of the said condition.

(c) If a Participant should withdraw an amount from his Company Contribution Account pursuant to subsection (a)(5) or (e), Company Matching Contributions will be suspended and will not be made to his Company Contribution Account during the six-month period immediately following the withdrawal.

(d) Withdrawals from a Participant's Pre-tax Contribution Account pursuant to subsections (a)(6) and (a)(7) prior to his attainment of age fifty-nine and one-half (59 1/2) will only be permitted upon the occurrence of a Hardship and such withdrawals will be administered pursuant to Section 6.030.

(e) With the exception of the types of withdrawals available to certain Participants pursuant to subsection (d), no Participant will be permitted to withdraw amounts in his Company Contribution Accounts which are attributable to his Basic Pre-tax Contributions prior to his attainment of age fifty-nine and one-half (59 1/2).

(f) Withdrawals from the Rockwell Collins Stock Fund and the Special Stock Funds may, at the election of the withdrawing Participant, be in the form of cash or, as applicable, in the form of Rockwell Collins, Rockwell International, Boeing, ArvinMeritor or Conexant common stock. Such a withdrawal, if in cash, will be for a minimum of One Hundred Dollars ($100.00) and, if in the form of common stock, will be in the number of whole shares whose market values is One Hundred Dollars ($100.00) or more at the time of the withdrawal.

6.020  Withdrawal from Accounts by Participants Over Age 59 1/2.

(a) A Participant who has attained age fifty-nine and one-half (59 1/2) and is still employed by the Company may elect to withdraw any or all of the amounts in his Accounts. As soon as is practicable after the Plan Administrator's receipt of such an election, there will be paid or transferred to such Participant cash and, if applicable, common stock from his Accounts in the following order:

     (1) first, from that portion of his Rollover Account which consists of any after-tax contributions which may have been made by the Participant to a predecessor plan prior to January 1, 1987 and which may have been transferred by him to this Plan as Transfer Contributions described in
         Section 2.050(c);

     (2) second, from that portion of his After-tax Contribution Account which is attributable to his Supplemental After-tax Contributions;

     (3) third, from that portion of his After-tax Contribution Account which is attributable to Basic After-tax Contributions made by him after December 31, 1986;

     (4) fourth, from any portion of his Rollover Account other than the portion described in paragraph (1) and the earnings attributable to such portion;

     (5) fifth, from that portion of his Pre-tax Contribution Account, which is attributable to his Supplemental Pre-tax Contributions;

     (6) sixth, from that portion of his Pre-tax Contribution Account, which is attributable to his Basic Pre-tax Contributions;

     (7) seventh, from that portion of his Company Contribution Account which is attributable to Company Matching Contributions associated with his Basic After-tax Contributions and his Supplemental After-tax Contributions; and

     (8) eighth, from that portion of his Company Contribution Account which is attributable to Company Matching Contributions associated with his Basic Pre-tax Contributions and his Supplemental Pre-tax Contributions.

(b) Withdrawals from the Rockwell Collins Stock Fund and the Special Stock Funds may, at the election of the withdrawing Participant, be in the form of cash or, as applicable, in the form of Rockwell Collins, Rockwell International, Boeing, ArvinMeritor or Conexant common stock. Such a withdrawal, if in cash, will be for a minimum of One Hundred Dollars ($100.00) and, if in the form of common stock, will be in the number of whole shares whose market values is One Hundred Dollars ($100.00) or more at the time of the withdrawal.

6.030 Hardship Withdrawals from Pre-tax Accounts. Subject to any restrictions the Plan Administrator might establish with respect to loans made pursuant to
Section 6.060, the following provisions may apply, in the event of the occurrence of a Hardship.

(a) A Participant who has not attained age fifty-nine and one-half (59 1/2) may request approval to withdraw some or all of the balance of his Pre-tax Contribution Account, if the Participant can demonstrate that the withdrawal is required as a result of a Hardship (including payment of any federal, state or local income taxes and penalties reasonably anticipated to result from such Hardship withdrawal).

(b) Any determination of the existence of a Hardship, the reasonable availability to the Participant of funds from other sources and the amount necessary to be withdrawn on account of such Hardship will be made on the basis of all relevant facts and circumstances and in accordance with the provisions of this Section and Section 1.370, as applied in a uniform and nondiscriminatory manner. Such determination may, if it is reasonable in light of all relevant and known facts and circumstances, be based upon the Participant's representation that the Hardship cannot be relieved:

     (1) through reimbursement or compensation by insurance or otherwise;

     (2) by reasonable liquidation of the Participant's assets, to the extent that such liquidation would not itself cause an immediate and heavy financial need;

     (3) by suspension of Participant Contributions to the Plan; or

     (4) by other distributions (other than Hardship distributions) or loans (which meet the requirements of Code Section 72(p)) from the Plan and any other plan maintained by an Affiliated Company or by any former employer or by borrowing from commercial sources at reasonable commercial rates.

(c) Hardship withdrawals taken pursuant to this Section must be in cash and, in the event that the sources of a Hardship withdrawal is the Rockwell Collins Stock Fund or one or more of the Special Stock Funds, the said Hardship withdrawal must be in cash and may not be in the form of common stock.

(d) An individual who receives a Hardship distribution pursuant to this Section prior to his attainment of age fifty-nine and one-half (59 1/2) will not be permitted to make any Participant Contributions to the Plan during the twelve (12) months immediately following his receipt of the said Hardship distribution. In addition, such Hardship distributions will only be available to Participants hereunder only once every six (6) months.

6.040  Effect of After-tax Withdrawals on Company Match.

(a) Subject to the exception described in subsection (b), in the event that a Participant with less than three (3) years of Vesting Service makes a withdrawal under Section 6.010 with the result that his Basic After-tax Contribution Account is the source of some or all of such withdrawal, the Participant will at that time forfeit the unvested portion of his Company Contribution Account which is attributable to the withdrawal. The forfeitable interest which is attributable to the Participant's Basic After-tax Contributions will be determined by multiplying the dollar balance of the Participant's Company Contribution Account by a fraction, the numerator of which is equal to the dollar value of the Basic After-tax Contributions which were withdrawn by the Participant and the denominator of which is the total dollar value of his After-tax Contribution Account attributable to his Basic After-tax Contributions (both such dollar values to be determined as of the date of the withdrawal). The Participant may have the forfeiture restored, if he repays, as an Employee of the Company, the amount previously withdrawn within five (5) years of the withdrawal; provided, however, that such a repayment will not be permitted within the first twelve (12) months immediately following the withdrawal.

(b) If a Participant applies for and receives a Hardship withdrawal, pursuant to Section 6.030, from his Basic and/or Supplemental Pre-tax Contribution Account, the forfeitures described in subsection (a) will not be applicable.

6.050 Allocation of Withdrawals Among Investment Funds. Withdrawals and forfeitures under Sections 6.010 through 6.040 will be taken from a Participant's Accounts in the Investment Funds in a pro rata fashion, based upon the relative size of such Accounts.

6.060 Loans. The Plan Administrator will establish, and may from time to time modify, procedures pursuant to which any Employee or other "party in interest" (as defined in ERISA ss.3(14)) may apply for and receive a loan from the Plan, in an amount not exceeding the least of (a), (b), (c) or (d):

(a) the aggregate of the balances in the borrower's Pre-tax and After-tax Contribution Accounts and, if applicable, in his Rollover Account;

(b) an amount which, when combined with all outstanding loans to the borrower from all other plans of all Affiliated Companies, equals Fifty Thousand Dollars ($50,000.00), reduced by the excess, if any, of

     (1) the highest outstanding and unpaid balances of all prior loans to the borrower from the Plan and such other plans during the twelve (12) month period immediately preceding the date on which such loan is made, over

     (2) the outstanding balance of any loan to the borrower from the Plan or such other plans on the date on which the loan is made;

(c)  one-half (1/2) of the aggregate of the balances of the borrower's Accounts;
     or

(d) such amount, not exceeding the amounts described in (a) through (c) above, as the Plan Administrator determines.

All such loans will be made available to all eligible Employees and other parties in interest on a reasonably equivalent and non-discriminatory basis and will be governed by the provisions of Appendix A, as such Appendix is from time to time constituted, pursuant to determination of the Plan Administrator.

6.070 Transfers to Certain Affiliated Company Plans. A Participant who though remaining an Employee is no longer an Eligible Employee may elect, if his continuing employment is with an Affiliated Company, to have the entire amount credited to his Accounts in this Plan transferred to any qualified individual account plan of the said Affiliated Company; provided, however, that such transferred amount will consist of and be limited to:

(a) cash, in the case of the Participant's interest in Investment Funds other than the Rockwell Collins Stock Fund;

(b) cash or common stock, as may be elected by the Participant, in the case of the Participant's interest in any of the Special Stock Funds and his interest in the Rockwell Collins Stock Fund which is attributable to his own Participant Contributions;

(c) common stock only, in the case of the Participant's interest in the Rockwell Collins Stock Fund which is attributable to Company Marching Contributions which were made on his behalf; and

(d)  in the case of a Participant to whom a loan has been made pursuant to
     Section 6.060, the Participant's loan.

6.080 Transfer of Distribution or Withdrawal to Eligible Retirement Plan. Except in the case of Hardship withdrawals pursuant to Section 6.030, if a Participant who is entitled to a service withdrawal under this Article VI should so request in writing at the time his election to receive such withdrawal is made or at such later date as the Plan Administrator may permit, the Plan Administrator will cause all or a portion of the amounts (including shares of Rockwell Collins, Rockwell International, Boeing, ArvinMeritor or Conexant common stock) with respect to which the Participant would be taxable under Code
Section 402 to be transferred from the Trustee directly to the custodian of an Eligible Retirement Plan specified by the Participant. Prior to effecting such transfer the Plan Administrator will require evidence reasonably satisfactory to him that the entity to which such transfer is to be made is in fact an Eligible Retirement Plan and that such Eligible Retirement Plan may receive the distribution in the forms required under this Article.



                           ARTICLE VII: DEATH BENEFITS

7.010 Designation of a Beneficiary. Subject to the provisions of Section 7.020, in the event of a Participant's death, payment of the benefits provided under this Plan will be made to such person or persons as he has designated as his Beneficiary to receive such benefits.

7.020 Spouse as Automatic Beneficiary. In the case of a Participant who has been married for at least one (1) year at the time of his death and who dies prior to complete distribution of his Accounts, the Beneficiary will be deemed to be the Participant's spouse regardless of any contrary designation, unless the Participant has filed with the Plan Administrator a written Beneficiary designation naming a person or persons other than such spouse. Such written designation must be accompanied by a written consent of the Participant's spouse, but may be accepted by the Plan Administrator without such a written consent, if it is established to the Plan Administrator's satisfaction that such a written consent cannot be obtained because:

(a)  there is no spouse;

(b)  the spouse cannot be located; or

(c) other circumstances exist, as permitted under Code Section 417(a)(2), which prevent presentation of such consent to the Plan Administrator.

such written consent (which must be witnessed by a notary public) must be on a form furnished to the Participant by the Plan Administrator and must acknowledge the effect of the consent. In the event that a Participant has a new spouse to whom he has been married for a one (1) year period, the previous designation of a prior spouse will be void and the new spouse will be deemed to be the Participant's Beneficiary, unless the Participant makes a written designation of a person or persons other than the new spouse in a manner described above in this Section.

7.030 Beneficiary Changes. A Participant may change his designation of Beneficiary at any time by filing a request for such change with the Plan Administrator (or such other person as is designated by the Plan Administrator). Such change will become effective only upon receipt of the request by the Plan Administrator (or the Plan Administrator's delegate), but upon such receipt, the change will relate back to and be effective as of the date the Participant signed such request; provided, however, that the Plan Administrator, the other named fiduciaries and the Trust Fund will be not be liable in any way or to any degree for any payment made to the Beneficiary designated before receipt of such request.

7.040 Participant's Estate as Beneficiary in Certain Cases. The benefits payable from a Participant's Accounts at the time of his death will be paid to the Participant's estate, if any of the following circumstances should exist at the time of his death:

(a)  no valid designation of Beneficiary exists pursuant to this Article;

(b) the Plan Administrator or Trustee has a doubt as to the rights of a potential Beneficiary; or

(c)  a previously designated Beneficiary predeceases the Participant.

In such case, the Plan Administrator and the Trustee will not be individually liable in any manner and to any degree with respect to such payment.

7.050 Payment to a Beneficiary. Upon receipt by the Plan Administrator (or another person designated by him) of evidence satisfactory to such person of the death of a Participant and of the identity and existence at the time of such death of the Beneficiary, the Plan Administrator will direct the Trustee to pay the Participant's Accounts to such Beneficiary.



                          ARTICLE VIII: TRUST AGREEMENT

8.010 Establishment of Trust Fund. The property resulting from contributions made on behalf of all Participants, including contributions made by the Company, will be held in a Trust Fund by a Trustee selected by the EB Committee pursuant to a Trust Agreement entered into between such Trustee and the EB Committee.

8.020 Investment Funds and Stock Funds. The Plan, as well as the Trust Fund associated with the Plan, is intended to at all times be structured and administered in a manner which conforms to the requirements of ERISA Section 404(c). In keeping with the requirements of the said ERISA provision, the Trustee will establish and maintain as parts of the Trust Fund individual Investment Funds and Stock Funds, as are described below.

(a) The Investment Funds available under the Trust Fund will consist of mutual funds or collective funds, accounts or other similar investment vehicles, which will consist of and be identical to the individual Plan Investment Funds described in Appendix B (including the investment objectives and general descriptions of the forms of securities or other property held in such Funds) as the said Appendix may be from time to time constituted.

(b)  The Stock Funds are as described below:

     (1) The Rockwell Collins Stock Fund will consist of all cash, Rockwell Collins common stock and the proceeds and income from that common stock, which are attributable to both Participant Contributions and Company Matching Contributions, with the amounts attributable to each form of Contribution to be separately accounted for within the said Rockwell Collins Stock Fund. The dividends or other proceeds or income received by Rockwell Collins Stock Fund will be invested by the Trustee in Rockwell Collins common stock and will remain in the said Rockwell Collins Stock Fund.

     (2) The Rockwell International Stock Fund will consist of shares of common stock of Rockwell International which were received as Transfer Contributions from the Rockwell Predecessor, pursuant to Section 2.050(b), following consummation of the Collins Spin-off. Any dividends or other income received by the Rockwell International Stock Fund will be transferred to the Managed Income Portfolio Fund described in Appendix B.

     (3) The Conexant Stock Fund will consist of shares of common stock of Conexant which were received as Transfer Contributions from the Rockwell Predecessor Plan, pursuant to Section 2.050(b), and which were previously received by the Rockwell Predecessor Plan in conjunction with the Semiconductor Spin-off. Any dividends or other income received by the ArvinMeritor Stock Fund will be transferred to the Managed Income Portfolio Fund described in Appendix B.

     (4) The Boeing Stock Fund will consist of shares of common stock of Boeing which were received as Transfer Contributions from the Rockwell Predecessor Plan, pursuant to Section 2.050(b), and which were previously received by the Rockwell Predecessor Plan in conjunction with the A&D Transaction. Any dividends or other income received by the Boeing Stock Fund will be transferred to the Managed Income Portfolio Fund described in Appendix B.

     (5) The ArvinMeritor Stock Fund will consist of shares of common stock of ArvinMeritor which were received as Transfer Contributions from the Rockwell Predecessor Plan, pursuant to Section 2.050(b), and which were previously received by the Rockwell Predecessor Plan in conjunction with the Automotive Spin-off. Any dividends or other income received by the ArvinMeritor Stock Fund will be transferred to the Managed Income Portfolio Fund described in Appendix B.

8.030  Trustee's Powers and Authority. Subject to the provisions of
Section 8.050 concerning certain power and authority connected with the common stock of Rockwell Collins, which is held in the Rockwell Collins Stock Fund, the Trustee will have full authority and discretion with respect to management of the assets of the Trust Fund, including management of the assets of the individual Investment Funds held thereunder.

8.040 Statutory Limits. In making all investments pursuant to this Plan, the Trustee will:

(a) be subject to applicable provisions of ERISA governing the exercise of its fiduciary responsibilities on behalf of the Trust Fund and this Plan, as well as to all applicable securities laws governing the investments of the Trust Fund (including any investment companies or mutual funds therein), but will not be bound by any law or any court doctrine of any state or jurisdiction limiting trust investments, except as otherwise provided or permitted by ERISA;

(b)  at all times give consideration to the cash requirements of the Plan; and

(c) not cause the Plan to engage in any transaction constituting a prohibited transaction under ERISA Section 406.

8.050  Duty of Trustee as to Common Stock in Stock Funds.

(a) Except as otherwise provided in this Section, the duty with respect to the voting, retention, and tendering of common stock held in the Rockwell Collins Stock Fund and in the Special Stock Funds will lie solely with the Trustee and will be exercised in the Trustee's discretion.

(b) With respect to any matter as to which a vote of the outstanding shares of such common stock held in such a Stock Fund is solicited:

     (1) the Trustee will solicit the direction in writing of each Participant, as to the manner in which voting rights of the Participant's vested and non-vested shares of common stock held in or credited to a Stock Fund as of the record date fixed for determining the holders of common stock entitled to vote on such matter are to be exercised with respect to such matter, and the Trustee will exercise the voting rights of such shares with respect to such matter in accordance with the last-dated timely written direction, if any, of such Participant; and

     (2) the Trustee, in its sole discretion, will exercise voting rights of shares of common stock held in the Stock Funds as to which no timely direction has been received pursuant to paragraph (1).

(c)  In the event of any Tender Offer:

     (1) the Trustee will solicit the direction in writing of each Participant, as to the tendering or depositing of any vested or non-vested shares of common stock held in any Stock Fund with respect to such Participant and, except as limited by subsection (d), will tender or deposit such shares pursuant to any such Tender Offer in accordance with the last dated timely written direction, if any, of such Participant;

     (2) the Trustee will have all responsibility, except as limited by subsection (d), with respect to the retention, tendering or depositing of shares of common stock held in any Stock Fund as to which no timely direction has been received pursuant to paragraph (1);

(d) Shares of common stock held in the Stock Funds will not be tendered or deposited by the Trustee pursuant to any such Tender Offer until the earlier of:

     (1) immediately preceding the scheduled expiration of the Tender Offer pursuant to which such shares are to be tendered or deposited, or

     (2) immediately preceding the expiration of the period during which such shares of common stock will be taken up and paid for on a pro rata basis pursuant to such Tender Offer, or

     (3) the expiration of thirty (30) days from the date of the Trustee's solicitation of Participants' written direction pursuant to subsection
         (c)(1).

(e) The duty with respect to the withdrawal, or other exercise of any right of withdrawal, of shares of common stock held in a Stock Fund which have been tendered or deposited pursuant to any such Tender Offer will be solely that of the Trustee; provided that the Trustee may solicit the direction in writing of each Participant with respect to whom any such shares of common stock have been tendered or deposited pursuant to any such Tender Offer as to the withdrawal of, or other exercise of any right to withdraw, such shares of common stock and, if such solicitation is made, the Trustee will act in accordance with the last dated timely written direction, if any, of each such Participant.

8.060 Rights in the Trust Fund. Nothing in the Plan or in the Trust Agreement will be deemed to confer any legal or equitable right or interest in the Trust Fund in favor of any Participant, Beneficiary or other person, except to the extent expressly provided in the Plan.

8.070  Taxes, Fees and Expenses of the Trustee.

(a) The reasonable fees and expenses of the Trustee (including the reasonable expenses of the Trustee's counsel) will be paid from the Trust Fund and will constitute a charge on the Trust Fund until so paid; provided, however, that in no event will the Trust Fund nor the Company (unless the Company is specifically so directed by resolution of the Company's Board of Directors) pay any such Trustee fees or expenses:

     (1) for preparation or prosecution of any action against the Company, the Plan, any member of the EB Committee or the Plan Administrator, or

     (2) for the defense or settlement of, or the satisfaction of a judgment related to, any proceeding arising either out of any alleged misfeasance or nonfeasance in any person's performance of duties with respect to the Plan or out of any alleged wrongful act against the Plan.

     Included in the reasonable expenses payable from the Trust Fund are any direct internal costs (which may include reimbursement of compensation of employees of the Company) associated with Plan operations and administration, the payment of which will be in conformity with the requirements of Title I of ERISA. Neither the Plan Administrator nor the members of the EB Committee may be compensated from the Plan but may be compensated by the Company for services rendered on behalf of the Plan.

(b) Brokerage fees, commissions, stock transfer taxes and other charges and expenses incurred in connection with transactions relating to the acquisition or disposition of property for or of the Trust Fund, or distributions therefrom, will be paid from the Trust Fund. Taxes, if any, payable by the Trustee on the assets at any time held in the Trust Fund or on the income thereof will be paid from the Trust Fund.



                           ARTICLE IX: ADMINISTRATION

9.010 General Administration. Authority to control and manage the operation and administration of the Plan is vested in the EB Committee, except to the extent that:

(a)  the Plan Administrator is allocated any such authority under the Plan;

(b) the Trustee may, pursuant to Article VIII, be granted exclusive authority and discretion to manage and control all or any portion of the assets of the Plan;

(c) the EB Committee, the Plan Administrator, the Retirement Committee and the Trustee constitute ERISA named fiduciaries of the Plan.

9.020 EB Committee. The Board of Directors will, from time to time, determine the size of the EB Committee and appoint its individual members. The EB Committee will act, with or without a meeting, in a manner consistent with the rules and regulations adopted pursuant to Section 9.060(c).

9.030 EB Committee Records. The EB Committee will keep such records and data as it deems appropriate and it will from time to time file with the Board of Directors such reports as the latter may request. It will be a function of the EB Committee to keep records of the assets of the Trust Fund, based upon reports furnished by the Trustee, and the evaluations placed thereon by the Committee will be final and conclusive.

9.040 Funding Policy. The EB Committee will be responsible for determining a funding policy of the Plan and will from time to time advise the Trustee of such policy.

9.050 Allocation and Delegation of Duties Under Plan. The EB Committee and the Plan Administrator each have the following powers and authorities:

(a) to designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities; and

(b) to employ such legal, consultant, medical, accounting, clerical and other assistance as it may deem appropriate in carrying out the provisions of this Plan including one or more persons to render advice with regard to any responsibility any fiduciary may have under the Plan.

9.060 EB Committee Powers. In addition to any powers and authority conferred on the EB Committee elsewhere in the Plan or by law, the EB Committee has the following powers and authority:

(a) to allocate fiduciary responsibilities, other than trustee responsibilities (responsibilities under the Trust Agreement to manage or control the Plan assets) to one or more members of the EB Committee or to the Plan Administrator and to designate one or more persons (other than the Trustee) to carry out such fiduciary responsibilities;

(b) to determine the manner in which the assets of this Plan, or any part thereof, will be disbursed by the Trustee, except as relates to the making and retention of investments; and

(c) to establish rules and regulations from time to time for the conduct of the EB Committee's business and for the administration and effectuation of its responsibilities under the Plan.

9.070 Plan Administrator. In addition to any powers and authority conferred on the Plan Administrator elsewhere in the Plan, the Plan Administrator has the following powers and authority:

(a) to administer, interpret, construe and apply this Plan and to decide all questions which may arise or which may be raised by any Employee, Participant, Beneficiary, or other person whatsoever, and the actions or decisions of the Plan Administrator in regard thereto, or in regard to anything or matter otherwise within his discretion, will be conclusive and binding on all Employees, Participants, Beneficiaries, and other persons whatsoever;

(b) to designate one or more persons, other than the Trustee, to carry out fiduciary responsibilities (other than trustee responsibilities);

(c) to establish rules and regulations from time to time for the administration and effectuation of his responsibilities under the Plan.

The Plan Administrator has such other responsibility as is designated by ERISA as the responsibility of the administrator of the Plan and will have such other power and authority as is necessary to fulfill his responsibilities under ERISA or under the Plan.

9.080 Reliance Upon Documents and Opinions. The members of the EB Committee and the Retirement Committee, the Plan Administrator, the Board of Directors and the Company will be entitled to rely upon any tables, valuations, computations, estimates, certificates and reports furnished by any consultants or consulting firms, opinions furnished by legal counsel and reports furnished by the Trustee. The members of the EB Committee, the Plan Administrator, the Board of Directors and the Company will be fully protected and will not be liable in any manner whatsoever, except as otherwise specifically provided by law, for anything done or action taken or suffered in reliance upon any such consultant, Trustee or counsel. Any and all such things done or such actions taken or suffered by the EB Committee, the Plan Administrator, the Board of Directors and the Company will be conclusive and binding on all Employees, Participants, Beneficiaries, and other persons whatsoever except as otherwise specifically provided by law. The EB Committee and the Plan Administrator may, but are not required to, rely upon all records of the Company with respect to any matter or thing whatsoever, and to the extent they rely thereon, such records will be conclusive with respect to all Employees, Participants, and Beneficiaries.

9.090 Requirement of Proof. The EB Committee, the Plan Administrator, the Retirement Committee, the Board of Directors or the Company may require satisfactory proof of any matter under this Plan from or with respect to any Employee, Participant, or Beneficiary, and no such person may acquire any rights or be entitled to receive any benefits under this Plan until such proof is furnished as so required.

9.100 Limitation on Liability and Indemnification. Except as provided in Part 4 of Title 1 of ERISA, no person will be subject to any liability with respect to his duties under the Plan, unless he acts fraudulently or in bad faith. No person will be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in ERISA Sections 405(a) and 405(c)(2)(A) or (B). No action or responsibility will be deemed to be a fiduciary action or responsibility except to the extent required by ERISA. To the extent permitted by law, the Company will indemnify the Board of Directors, the Plan Administrator, each member of the EB Committee, each member of the Retirement Committee and any other employee of the Company with duties under the Plan against expenses (including any amount paid in settlement) reasonably incurred by him in connection with any claims against him by reason of his conduct (except for his willful misconduct) in the performance of his duties under the Plan.

9.110 Mailing and Lapse of Payments. All payments under the Plan will be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to that of any other person entitled to such payments under the terms of the Plan) furnished pursuant to Section 9.150 below. If the Plan Administrator cannot, by making a reasonably diligent attempt by mail, locate either the Participant or his Beneficiary, as the case may be, for a period of seven years, such Participant or Beneficiary will be presumed dead. If payment cannot be made alternately to the estate of either and no surviving spouse, child, grandchild, parent, brother or sister of the Participant or his Beneficiary are known to the Plan Administrator or the Trustee or, if known, cannot with reasonable diligence be located, the amount payable will be retained by the Trustee until the amount can be distributed pursuant to the provisions of this Plan or of applicable law.

9.120 Non-Alienation. No right or benefit provided for in the Plan will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance (including garnishment, attachment, execution or levy of any kind or charge) and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same will be void; provided, however, that the foregoing will not apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to:

(a) a federal income tax levy issued against the Participant by the Internal Revenue Service; or

(b) a domestic relations order, which the Plan Administrator determines is a qualified domestic relations order under Code Section 414(p) and which requires that the order's alternate payee (as defined in the said Code section) will be paid in a lump sum as soon as is practicable following the order's issuance.

9.130 Notices and Communications. Each Participant will be responsible for furnishing the Plan Administrator with his current address and the correct current name and address of his Beneficiary. All communications from Participants must be in the manner from time to time prescribed by the Plan Administrator and must be addressed or communicated (including telephonic communications) to such entity or Company office as may be designated by the Plan Administrator, and will be deemed to have been given to the Company when received by such entity or Company office. Each communication directed to a Participant or Beneficiary must be in writing and may be delivered in person or by mail, in which latter event it will be deemed to have been delivered and received by him when so deposited in the United States Mail with postage prepaid addressed to the Participant or Beneficiary at his last address of record with the office designated by the Plan Administrator.

9.140 Company Rights. The Company's rights to discipline or discharge Employees or to exercise its rights as to incidents and tenure of employment will not be affected in any manner by reason of the existence of the Trust Agreement or the Plan, or any action taken under them.

9.150 Payments on Behalf of Incompetent Participants or Beneficiaries. In the event that the Plan Administrator or his designee finds that any Participant or Beneficiary to whom a benefit is payable under the terms of this Plan is unable to care for his affairs because of illness or accident, is otherwise mentally or physically incompetent, or unable to give a valid receipt, the Plan Administrator may cause the payment becoming due to such Participant or Beneficiary to be paid to another person for his benefit without responsibility on the part of the Plan Administrator, the EB Committee, the Retirement Committee, the Company or the Trustee to follow the application of such payment. Any such payment will be a payment for the account of the Participant or Beneficiary and will operate as a complete discharge of all liability therefor under this Plan of the Trustee, the Company, the Plan Administrator, the Retirement Committee and the EB Committee.



                          ARTICLE X: PARTICIPANT CLAIMS

10.010 Requirement to File Claim. A Participant wishing a distribution or withdrawal from the Plan must present a claim, in such manner and pursuant to such procedure established by the Plan Administrator, to the Retirement Committee or the person or entity designated by the Retirement Committee. A claimant who fails to comply with the manner and procedure designated by the Plan Administrator will be deemed not to have made such claim. Unless otherwise communicated to the claiming Participant by the Retirement Committee, the said Committee will approve or deny such claim in writing within thirty (30) days any claim which has been so presented.

10.020 Appeal of Denied Claim. A Participant whose claim has been denied by the Retirement Committee may appeal the denial to the Plan Administrator by filing a written appeal within sixty (60) days of the date of the denial. The Participant will, for the purpose of preparation of such appeal, have the right to inspect any document (including computerized records) relied upon by the Retirement Committee in denying the claim. The Plan Administrator will make a final, full and fair review of any such decision which is appealed. A decision which is not appealed within the time herein provided will be final and conclusive as to any matter which was presented to the person making such decision.



                ARTICLE XI: AMENDMENT, MERGERS, TERMINATION, ETC.

11.010 Amendment. The Board of Directors may, at any time and from time to time, amend this Plan in whole or in part. However, except as provided in
Section 14.040 below, no amendment may be made, the effect of which would be:

(a) to cause any contributions paid to the Trustee to be used for or diverted to purposes other than providing benefits to the Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan, prior to satisfaction of all liabilities with respect to Participants and their Beneficiaries;

(b) to have any retroactive effect so as to deprive any Participant or Beneficiary of any benefit to which he would be entitled under this Plan if his employment were terminated immediately before such amendment; or

(c) to increase the responsibilities or liabilities of the Trustee without its written consent.

11.020 Transfer of Assets and Liabilities. The EB Committee at any time may, in its sole discretion and without the consent of the Participant or his representative, cause the Trustee to segregate part of the assets of the Trust Fund into one or more separate trust funds and designate a group of Participants whose benefits will be provided solely from each such segregated fund.

The Board of Directors may, in its sole discretion without the consent of any Participant or his representative, establish a separate plan to cover any such group of Participants. The initial terms and conditions of any such plan will be identical to the extent such terms and conditions affect the rights of Participants under the Plan. Amendment to the Plan will not be necessary to carry out the provisions of this Section.

11.030 Merger Restriction. The Company may, by action of the Board of Directors, merge this Plan, in whole or in part, with any other plan sponsored by the Company or by an Affiliated Company. Notwithstanding any other provision in this Plan, the Plan may not in whole or in part be merged or consolidated with, or have its assets or liabilities transferred to any other plan, unless each affected Participant in this Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

11.040 Suspension of Contributions. The Company may, without amendment of the Plan and without the consent of any Participant or representative of any Participant, suspend contributions to the Plan as to all or certain Participants by action of the Board of Directors. In any event, the Company will suspend contributions at any time when the amount of any contribution by it would be in excess of the earnings, including retained earnings, of the Company. Upon a suspension, the EB Committee may, in its sole discretion permit the Trust Fund to continue to be held by the Trustee, or may segregate one or more parts of the Trust Fund, as provided in Section 11.020.

11.050 Discontinuance of Contributions. The Company may, by action of the Board of Directors, without amendment of the Plan and without the consent of any Participant or representative of any Participant, discontinue such contributions to the Plan as to all or certain Participants.

11.060 Termination. The Company may terminate or partially terminate the Plan at any time. Upon such termination or partial termination of the Plan, or upon a complete discontinuance of contributions pursuant to Section 11.050, the Accounts of each affected Participant will remain fully vested and nonforfeitable. In the event of termination or partial termination the EB Committee may, without the consent of any Participant or other person, permit the Trustee to retain all or part of the Trust Fund or distribute all or part of the Trust Fund to the Participants or their spouses or Beneficiaries.



                       ARTICLE XII: STATUTORY LIMITATIONS

12.010 Annual Limits of Participants' Account Increases. This Article is intended to conform the Plan to the requirements of Code Section 415, and the regulations issued thereunder; and will be administered and interpreted in accordance with such requirements and regulations; and notwithstanding any provision of this Plan to the contrary, no amount may be credited to any Participant's Account which is in excess of the limitation imposed by said
Section 415, as from
time to time amended or replaced. The amount allocated in each calendar year to any Participant under the combination of defined contribution plans of all Affiliated Companies cannot exceed the lesser of Thirty Thousand Dollars ($30,000.00), or such larger amount as may be established under Code Section 415(d)(1)(B) to reflect an increase in the cost of living, or 25% of the Participant's total compensation. For purposes of this limitation, the amount allocated will be deemed to be comprised of Company Matching Contributions and the Participant's Pre-tax and After-tax Contributions.

12.020 Limits as to Combined Plans. In the case of a Participant who also is a participant in a defined benefit pension plan which is or was maintained by the Company or an Affiliated Company and to which Code Section 415 applies, the limitation set forth herein will be further adjusted in compliance with Code
Section 415(e). In making such adjustment, the maximum benefit allowable will be paid hereunder before applying the limitations on the defined benefit plan.

12.030 Combining Similar Plans. For purposes of this Article, all defined contribution plans which are required to be aggregated under Code Section 414(b) will be so aggregated and the limitation set forth herein will be applied to the total amounts allocated under all such plans.



                           ARTICLE XIII: MISCELLANEOUS

13.010 Benefits Payable only from Trust Fund. All benefits payable hereunder will be provided solely from the trust, and the Company assumes no responsibility for the acts of the Trustee, except as provided in the Trust Agreement.

13.020 Requirement for Release. Any payment to any Participant or a Participant's present, future or former spouse or Beneficiary in accordance with the provisions of this Plan will, to the extent thereof, be in full satisfaction of all claims against the Plan, the Plan Administrator, the Trustee and the Company, and the Trustee may require such Participant or Beneficiary, as a condition precedent to such payment to execute a receipt and release to such effect.

13.030 Transfers of Stock. Transfers of Rockwell Collins, Rockwell International, Boeing, ArvinMeritor and Conexant common stock from the Plan will be made as soon as practicable, but the Company, the Plan Administrator, any other Named Fiduciary and the Trustee will not have any responsibility for any decrease in the value of such common stock between the Valuation Date used for determination of the number of shares to which the Participant is entitled and the date of transfer by the transfer agent, nor will the Participant receive any dividends, rights, options or warrants on such stock other than those payable to stockholders of record as of a date on or after the date of transfer.

13.040 Qualification of the Plan. The. The Company intends for the Plan to be qualified and approved by the Internal Revenue Service under Code Section 401(a) and for Company Matching Contributions to be deductible by the Company for federal income tax purposes. Continuation of the Plan is contingent upon and subject to retaining such qualification and approval. Any modification or amendment of the Plan or the Trust Agreement may be made retroactively by the Company, if necessary or appropriate, to qualify or maintain the Plan and the Trust as a plan and trust meeting the requirements of applicable provisions of the Code and of other federal and state laws, as are now or in the future may be in effect. No contribution made by the Company may revert to the Company, unless such contribution was the result of a good faith mistake of fact, in which case such contribution may be returned to the Company within one (1) year to the extent permitted by all applicable laws.

13.050 Interpretation. The masculine gender will include the feminine and the singular will include the plural unless the context clearly indicates otherwise.

                                   Appendix A

                    PROCEDURES, TERMS AND CONDITIONS OF LOANS

Eligibility for Loans. The individuals eligible to obtain loans from the Plan ("Borrowers") are limited to:

     (1) Employees, and

     (2) non-Employees who are "parties in interest" (as defined in ERISA Section 3(14))

who have Plan Account balances. An Employee who wishes to obtain a loan must be employed on an active payroll of an Affiliated Company at the time of the loan application. A party in interest who is not an Employee will be eligible to obtain a loan only if an agreement can be provided by the party's current employer to deduct and remit the required loan repayments to the Savings Plan.

Limitation on Number and Minimum Amount of Loans. Only two (2) loans to a Borrower will be permitted to be outstanding from all Company sponsored savings plans at any one time. Each loan must be for a minimum of One Thousand Dollars ($1,000.00).

Maximum Amount of Loan. The amount which a Borrower will be permitted to borrow from the Plan is based on the aggregate value of the Borrower's Accounts, determined in accordance with the Plan, and may not exceed the least of the amounts described in Section 6.060 of the Plan. The maximum amount of any loan will be further limited to ensure that, after applying the appropriate interest rate and taking into account all applicable deductions, the resulting periodic repayments will not exceed the Borrower's net earnings. The deductions referred to in the preceding sentence include statutory withholdings, deductions for employee benefits and all Pre-tax contributions to the Plan, but exclude credit union, savings bond, charitable contribution and other similar deductions.

Loan Applications. Loan applications by prospective Borrowers will be made via telephone to the Plan Administrator or such third party administrator as may be designated by the Plan Administrator (either of whom is hereafter referred to as the "Loan Administrator"). The Loan Administrator will then review the telephonic application and determine eligibility for the loan. If the loan is approved, the Loan Administrator will prepare and forward to the Borrower a letter notifying the Borrower of the approval, together with a Truth in Lending Statement and a check for the loan amount, all in form approved by the Plan Administrator. The Borrower's endorsement of the loan check will be considered to be the Borrower's agreement to the terms of the loan. Failure by the Borrower to endorse the check within thirty (30) days after the date of the check will be deemed to be a withdrawal by the Borrower of the loan application.

Loan Initiation Fee. A fee in the amount of Seventy-five Dollars ($75.00) will be assessed in connection with the initiation of each loan. This fee will be deducted from the Borrower's Plan Account at the same time that the loan is approved and processed.

Source of Loan Funds. Each loan will be funded from the Borrower's Investment Funds on a pro rata basis, based upon the relative size of the balance of each such Fund, by withdrawing the required amounts from the Plan Account(s) of the Borrower in the following order:

         First      --      from amounts in the Borrower's After-tax
                            Contribution Account attributable to his
                            Supplemental Pre-tax Contributions;

         Second     --      from amounts in the Borrower's Pre-tax Contribution
                            Account attributable to his Basic Pre-tax
                            Contributions;

         Third      --      from amounts in the Borrower's After-tax
                            Contribution Account attributable to his
                            Supplemental After-tax Contributions;

         Fourth     --      from amounts in the Borrower's After-tax
                            Contribution Account attributable to his Basic
                            After-tax Contributions;

         Fifth      --      from amounts in the Borrower's Contribution Accounts
                            attributable to his Rollover and Transfer
                            Contributions.

Determination of Loan Interest Rate. The interest rate to be charged for loans will be one percent (1%) over the prime rate stated by The Wall Street Journal published on the last business day of each calendar month.

Term of Loans. Loans will be permitted for terms of 12, 24, 36, 48 or 60 months for loans other than those for the purpose of purchasing a primary residence, which will be permitted for terms up to 120 months.

Repayments. Loan repayments by Employees will be deducted from the Employee's pay check each pay period. If a pay check is insufficient to cover the full amount of the loan repayment, no deduction will be made, and the repayment will be deducted from the Employee's next pay check. Loan repayment schedules for Borrowers who are not Employees will be developed on an individual basis, but will parallel as closely as possible the loan repayment schedules for Employees.

Prepayments. Prepayment of a loan will not be permitted during the first 30 days of the loan's existence, but the full unpaid balance of the loan may be prepaid by a Borrower at any time after 30 days. Partial prepayments in excess of scheduled payroll deductions will not be accepted

Missed Payments. If any payment is not made, interest will continue to accrue on such missed payment and subsequent payments will be applied first to accrued and unpaid interest on the missed payment and then to principal. A notice will be mailed to the last known address of the Borrower stating that if three (3) consecutive months of payments are missed, the loan will be considered to be in default.

Termination of Employment. If a Borrower who is an Employee terminates employment or is on an unpaid Leave, or if a Borrower who is not an Employee is no longer able to repay a loan through payroll deductions, the Borrower may continue to make loan repayments by bank check, cashier check, personal check or money order. Such repayments to the Plan will be made through the Loan Administrator at an address to be provided to the Borrower by the Loan Administrator.

Default. A loan will be considered to be in default after three (3) consecutive months of payments have been missed during the term of the loan or when a Borrower revokes a payroll deduction authorization. In the event of such a default, a distribution of the loan amount, including both unpaid principal and accrued but unpaid interest, will be deemed to have occurred (as described in Section 1.401(k)-1(d)(6)(ii) of the Treasury Regulations) and an information return reflecting the tax consequences, if any, to the Borrower will be issued. Upon the occurrence of an event permitting actual distribution of the Borrower's Account pursuant to the provisions of Code Section 401(k) (whether distribution of the Borrower's entire Plan Account will actually be made or will be deferred pursuant to applicable provisions of the Plan), the unpaid balance of a defaulted loan will be charged off against the Borrower's Account. If no distribution event has occurred, which would otherwise permit payment to the Borrower under Code Section 401(k), the unpaid balance of the loan will be retained in the Account until such time as payment would be permitted under that Code section, at which time the unpaid balance of the loan, including any accrued and unpaid interest, will be charged off against the Borrower's Account.

                                   Appendix B

                                INVESTMENT FUNDS

A Participant's Pre-tax, After-tax, Rollover and Transfer Contributions may be directed into any one or more of the following investment vehicles, which are listed alphabetically below:


              Fund Name                                   Description

o    Aggregate Bond Index Fund                Objective is to provide investment
                                              results which correspond to the
                                              return on the fixed income
                                              securities included in the Lehman
                                              Brothers Aggregate Bond Index. The
                                              Fund will invest in fixed income
                                              securities included in that Index.

o    Balanced Fund                            Objective is to provide income and
                                              capital growth. The Fund will
                                              invest in a diversified mix of
                                              fixed and equity securities.

o    Freedom Fund 2040                        Objective is to provide for high
                                              total return. The Fund will invest
                                              in a combination of Fidelity
                                              equity, fixed income and money
                                              market funds (underlying Fidelity
                                              Funds) and its assets will be
                                              allocated among these funds
                                              according to an asset allocation
                                              strategy that becomes increasingly
                                              conservative as the Fund
                                              approaches its investor retirement
                                              target of around calendar year
                                              2040.

o    Freedom Fund 2030                        Objective is to provide for high
                                              total return. The Fund will invest
                                              in a combination of Fidelity
                                              equity, fixed income and money
                                              market funds (underlying Fidelity
                                              Funds) and its assets will be
                                              allocated among these funds
                                              according to an asset allocation
                                              strategy that becomes increasingly
                                              conservative as the Fund
                                              approaches its investor retirement
                                              target of around calendar year
                                              2030.

o    Freedom Fund 2020                        Objective is to provide for high
                                              total return. The Fund will invest
                                              in a combination of Fidelity
                                              equity, fixed income and money
                                              market funds (underlying Fidelity
                                              Funds) and its assets will be
                                              allocated among these funds
                                              according to an asset allocation
                                              strategy that becomes increasingly
                                              conservative as the Fund
                                              approaches its investor retirement
                                              target of around calendar year
                                              2020.

o    Freedom Fund 2010                        Objective is to provide for high
                                              total return. The Fund will invest
                                              in a combination of Fidelity
                                              equity, fixed income and money
                                              market funds (underlying Fidelity
                                              Funds) and its assets will be
                                              allocated among these funds
                                              according to an asset allocation
                                              strategy that becomes increasingly
                                              conservative as the Fund
                                              approaches its investor retirement
                                              target of around calendar year
                                              2010.

o    Freedom Income Fund                      Objective is to provide high
                                              current income while maintaining
                                              stability of principal. The Fund
                                              will invest in a combination of
                                              Fidelity equity, fixed income and
                                              money market funds (underlying
                                              Fidelity Funds) and allocate its
                                              assets among these funds according
                                              to a stable asset allocation
                                              strategy designed for investors
                                              already in retirement or near
                                              retirement.

o    High Yield Fund                          Objective is to provide income and
                                              capital appreciation. The Fund
                                              will invest principally in
                                              high-yielding corporate debt
                                              securities and preferred stock of
                                              lower quality companies in the
                                              "B" rating range).

o    International Equity Fund                Objective is to provide long-term
                                              capital growth.  The Fund will
                                              invest principally in equity
                                              securities of companies located
                                              outside the United States.

o    Large-Cap Blended Equity Fund            Objective is to provide long-term
                                              capital growth with income. The
                                              Fund will invest principally in
                                              equity securities of companies
                                              with large market capitalizations
                                              which have potential for dividend
                                              growth.

o    Large-Cap Growth Fund                    Objective is to provide long-term
                                              capital appreciation. The Fund
                                              will invest principally in common
                                              stocks of large capitalization
                                              companies which have good
                                              prospects for growth.

o    Large-Cap Value Fund                     Objective is to provide current
                                              income and capital appreciation.
                                              The Fund will invest principally
                                              in common stocks of large
                                              capitalization companies which are
                                              viewed as being under-valued by
                                              the market.

o    Managed Income Portfolio Fund            Objective is to provide income
                                              while maintaining stability of
                                              principal. The Fund will invest in
                                              insurance contracts and fixed
                                              income securities.

o    Mid-Cap Equity Fund                      Objective is to provide long-term
                                              capital growth. The Fund will
                                              invest principally in equity
                                              securities of companies with
                                              medium market capitalizations.

o    Rockwell Collins Stock Fund              The Fund invests in the common
                                              stock of Rockwell Collins, Inc.

o    S&P 500 Index Fund                       Objective is to provide investment
                                              returns corresponding to the
                                              return of the Standard & Poor's
                                              500 Index. The Fund will invest
                                              principally in the stocks of
                                              companies that comprise that
                                              Index.

o    Small-Cap Equity Fund                    Objective is capital appreciation.
                                              The Fund will invest primarily in
                                              common stocks of companies with
                                              small market capitalizations which
                                              have good prospects for growth.

                                   Appendix C

                            TOP-HEAVY PLAN PROVISIONS

In the event that this Plan is or becomes a Top-Heavy Plan (as that term is defined and described in this Appendix C, the following special provisions will become applicable to the Plan and will supersede the comparable provisions contained elsewhere in the Plan.

                                C-I. DEFINITIONS

Solely for purposes of this Appendix C, the following special definitions will be in effect:

C1.010 Aggregation Group means a group of plans (including this Plan) maintained by one or more Affiliated Companies in which a Key Employee is a participant or which is combined with this Plan in order to meet the coverage and nondiscrimination requirements of Code Sections 410 and 401(a)(4). The Aggregation Group also includes those plans other than this Plan which need not be aggregated with this Plan to meet Code Requirements, but which are selected by the Company to be part of a selective Aggregation Group including this Plan, if the Aggregation Group would continue to meet the requirements of Code Sections 401(a)(4) and 410 with such plans being taken into account.

C1.020 Compensation means compensation as described in Code Section 415(c)(3), including employer contributions made pursuant to any salary reduction arrangement.

C1.030 Determination Date means the last day of the immediately preceding plan year or, in the case of the first plan year of any plan, the last day of such plan year.

C1.040 Employee means not only an Employee as defined in Article I, but also any beneficiary of such Employee.

C1.050 Key Employee means each Employee or former Employee who has, at any time during the five (5) year period ending on the Determination Date, performed services for an Affiliated Company and who is, at any time during the plan year ending on the Determination Date, or was, during any one of the four plan years preceding the plan year ending on the Determination Date, any one or more of the following:

(a) an officer of the Company having annual compensation greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for any plan year;

(b) one of the ten (10) persons having annual compensation from all Affiliated Companies greater than the limitation in effect under Code Section 415(c)(1)(A) and owning (or considered as owning within the meaning of Code
     Section 318, as modified by Code Section 416(i)(B)(iii)), the largest interests in the Company;

(c) any person owning (or considered as owning within the meaning of Code ss.318, as modified by Code Section 416(I)(B)(iii), more than five percent (5%) of the outstanding stock of the Company (or stock having more than five percent (5%) of the total combined voting power of all stock of the Company); or

(d) any person who has annual compensation of more than One Hundred and Fifty Thousand Dollars ($150,000.00) and would be described in paragraph (3) above, if "one percent (1%)" was substituted for "five percent (5%)".

For purposes of determining whether a person is an officer in subsection (a), in no event will more than fifty (50) Employees or, if less than fifty (50) Employees, the greater of three (3) Employees or ten percent (10%) of all Employees, be considered Key Employees solely by reason of officer status. In addition, persons who are merely nominal officers will not be treated as officers solely by reason of their titles.

C1.060 Non-Key Employee means any employee who is not a Key Employee. Non-Key Employee also means an employee who is a former Key Employee.

C1.070 Top-Heavy Plan means a qualified retirement plan, including this Plan if applicable, which is included in, or which constitutes, an Aggregation Group under which, as of the Determination Date, the sum of the present values of accrued benefits for all Key Employees under all defined benefit plans in the Aggregation Group and the aggregate of all accounts of Key Employees under all defined contribution plans in the Aggregation Group exceeds sixty percent (60%) of the sum of the present values of accrued benefits under all such defined benefit plans and of all accounts under all such defined contribution plans for all participants under such plans.


                       C-II. APPLICATION OF THIS APPENDIX

In the event that this Plan is or becomes a Top-Heavy Plan, the provisions of this Appendix, where aggregated with each other defined contribution plan in the Aggregation Group in which a Key Employee is a participant, will be applied as follows:

C2.010 Minimum Contributions. The following special provisions regarding contributions will become applicable and will supersede the Company contribution provisions contained elsewhere in this Plan. In such case, the Plan, where aggregated with each other defined contribution plan in the Aggregation Group in which a Key Employee is a participant, will provide a minimum allocation to the account of each Participant who is not a Key Employee for each Plan Year to which these rules apply equal to the lesser of:

(a)  four percent (4%) of the Participant's Compensation, or

(b) the highest percentage of contribution made for the Plan Year to a Participant who is a Key Employee for such Plan Year.

C2.020 Vesting. A Participant's nonforfeitable right to his Company Contribution Account will not be less than the amount determined pursuant to the following schedule:

                Years of Service               Vested Interest

               Less than two                          0%
               Two but less than three               20%
               Three or more                        100%

If the Plan ceases to be a Top-Heavy Plan, the vesting schedule set forth in
Section 5.010(c) will again become applicable; provided that a Participant's nonforfeitable right to his Company Contribution Account will not be less than his nonforfeitable right to his balance in that Account immediately before the Plan ceased to be a Top-Heavy Plan.

C2.030 Maximum Compensation. For any Plan Year in which the Plan is a Top-Heavy Plan, only the first Two Hundred Thousand Dollars ($200,000.00) of a Participant's Base Compensation will be taken into account for purposes of determining benefits under the Plan; provided, however, that such amount will be automatically adjusted as prescribed by the Secretary of the Treasury.

                                ROCKWELL COLLINS
                            RETIREMENT SAVINGS PLAN
                                       FOR
                                HOURLY EMPLOYEES








                         (Effective as of June 30, 2001)